News Release

HOPE BANCORP REPORTS 2019 THIRD QUARTER FINANCIAL RESULTS

LOS ANGELES - October 21, 2019 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for the three and nine-month periods ended September 30, 2019. Net income for the 2019 third quarter totaled $42.6 million, or $0.34 per diluted common share. This compares with net income for the preceding 2019 second quarter of $42.7 million, or $0.34 per diluted common share and $46.4 million, or $0.36 per diluted common share, for the 2018 third quarter.

“We are pleased to deliver solid third quarter financial results, which reflect a continuation of the many positive trends from the preceding second quarter,” said Kevin S. Kim, Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. “Benefiting from our deposit strategies, we continued to see a favorable mix-shift to growth in core deposits, along with decreases in the higher-rate time deposits. This resulted in what we expect to be the peak in deposit costs in the current rate cycle, and total cost of deposits for the period was stable quarter-over-quarter. Driven by stronger volumes of both CRE and C&I lending, we also had our strongest quarter year-to-date in new loan originations, which resulted in a 1% increase in loans receivable from June 30, 2019. Topping off these highlights, our proactive efforts led to another quarter of considerable improvements in our credit metrics with a 35% reduction in nonaccrual loans and a 20% decrease in total criticized assets.

“Overall, our third quarter performance underscores the progress we are making with our strategic initiatives. Given our ongoing success with expense controls and a robust loan pipeline entering the fourth quarter, we expect another strong performance to close out a solid year for Bank of Hope,” said Kim.
Q3 2019 Highlights

•	2019 third quarter net income totaled $42.6 million, or $0.34 per diluted common share.

•
1% growth in total deposits quarter-over-quarter reflects a favorable shift to core deposits, with increases in noninterest bearing demand deposits, savings and money market balances, partially offset by decreases in higher-cost time deposits.

•	Deposit initiatives contributed to a stabilization of total deposit costs, which remained flat quarter-over-quarter.

•
New loan origination volumes were the highest year-to-date at $693.9 million and included a well-balanced mix of 50% commercial real estate, 41% commercial and 9% consumer loans, driving a 1% increase in loans receivable quarter-over-quarter.

•	Continuation of asset quality improvements across the board, most notably a 35% reduction in nonaccrual loans and 20% decrease in criticized loan balances.

•	Total noninterest expenses down 2% quarter-over-quarter and improved as a percentage of average assets to 1.85%.

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Financial Highlights

(dollars in thousands, except per share data) (unaudited)	At or for the Three Months Ended
	9/30/2019	6/30/2019	9/30/2018
Net income	$42,592	$42,681	$46,378
Diluted earnings per share	$0.34	$0.34	$0.36
Net interest income before provision for loan losses	$116,258	$117,221	$123,147
Net interest margin	3.25%	3.31%	3.47%
Noninterest income	$12,995	$12,287	$13,447
Noninterest expense	$69,995	$71,371	$67,455
Net loans receivable	$12,010,800	$11,883,068	$11,836,553
Deposits	$12,234,750	$12,172,384	$12,045,619
Nonaccrual loans (1) (2)	$42,235	$64,934	$56,299
Nonperforming loans to loans receivable (1) (2)	0.64%	0.89%	0.92%
ALLL to loans receivable	0.78%	0.79%	0.76%
ALLL to nonaccrual loans (1) (2)	222.28%	144.86%	160.98%
ALLL to nonperforming assets (1) (2)	97.06%	84.24%	76.67%
Provision for loan losses	$2,100	$1,200	$7,300
Net charge offs	$1,822	$1,351	$6,552
Return on average assets (“ROA”)	1.12%	1.12%	1.24%
Return on average equity (“ROE”)	8.47%	8.71%	9.76%
Return on average common tangible equity (“ROTCE”) (3)	11.11%	11.51%	13.06%
Noninterest expense / average assets	1.85%	1.88%	1.80%
Efficiency ratio	54.15%	55.11%	49.38%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation
(2) Excludes purchased credit-impaired loans
(3) Return on average tangible common equity is a non-GAAP financial measure. A reconciliation of the Company’s return on average tangible common equity is provided in the accompanying financial information on Table Page 7.

Operating Results for the 2019 Third Quarter

Net Interest Income. Net interest income before provision for loan losses for the 2019 third quarter totaled $116.3 million, compared with $117.2 million in the 2019 second quarter and $123.1 million in the year-ago third quarter.

The net interest margin (net interest income divided by average interest earning assets) for the 2019 third quarter declined 6 basis points to 3.25% from 3.31% in the 2019 second quarter, reflecting lower weighted average yield on loans, due to the decreases in the fed funds rate on July 31 and September 18, 2019, and stable deposit costs. In addition, a $1.4 million reduction in accretion income on purchased loans reduced net interest margin by 4 basis points. The net interest margin in the prior-year third quarter was 3.47%.

The weighted average yield on loans for the 2019 third quarter was 5.27%, down 5 basis points from 5.32% in the preceding second quarter, but was up 11 basis points from 5.16% in the year-ago third quarter.

The Company continued to see benefits from its deposit initiatives, and the weighted average cost of deposits for the 2019 third quarter was flat with the preceding second quarter at 1.62%. In the 2018 third quarter, the weighted average cost of deposits was 1.24%.

Noninterest Income. Noninterest income for the 2019 third quarter increased to $13.0 million from $12.3 million in the 2019 second quarter. Management’s proactive interest rate mitigation efforts and expansion of the interest rate swap program drove higher swap fee income for the quarter versus the preceding second quarter. In addition, service fees on deposit accounts rose 6% in line with the higher core deposit balances. These increases were partially offset by lower

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gains on sales of residential mortgage loans of $804,000 in the 2019 third quarter, versus $1.1 million in the preceding second quarter, which included a bulk sale of the Company’s existing portfolio. In the 2018 third quarter, noninterest income totaled $13.4 million and included a $2.3 million gain on sales of SBA loans to the secondary market. Since the middle of the 2018 fourth quarter, the Company has discontinued its practice of regularly selling SBA loans to the secondary market.

Noninterest Expense. Noninterest expense for the 2019 third quarter declined to $70.0 million, compared with $71.4 million in the preceding second quarter. The reduction reflects a full quarter’s costs saves from the Company’s branch rationalization plan completed at the end of the preceding second quarter, lower professional fees and an FDIC assessment credit. These reductions were offset by higher compensation costs in the 2019 third quarter. In the 2018 third quarter, noninterest expense totaled $67.5 million. Noninterest expense as a percentage of average assets amounted to 1.85%, 1.88% and 1.80% for the 2019 third quarter, 2019 second quarter and 2018 third quarter, respectively.

Salaries and employee benefits expense increased to $41.6 million for the 2019 third quarter from $39.3 million for the 2019 second quarter, largely reflecting a $1.4 million quarter-over-quarter increase in self-funded group insurance costs, which fluctuates based on the volume of insurance claims in a given quarter. In the 2018 third quarter, salaries and employee benefits expense totaled $37.0 million.

Income Tax Provision. The effective tax rate for the 2019 third quarter was 25.5%, compared with 25.0% in the preceding 2019 second quarter and 25.0% in the 2018 third quarter.

Balance Sheet Summary

Loans receivable at September 30, 2019 increased 1% to $12.10 billion from $11.98 billion at June 30, 2019 and was stable compared with $12.10 billion at December 31, 2018.

New loan originations funded during the 2019 third quarter totaled $693.9 million and included SBA loan production of $53.8 million and residential mortgage loan originations of $58.5 million. This compares with 2019 second quarter originations of $503.9 million, including SBA loan production of $37.2 million and residential mortgage loan originations of $74.0 million. The Company attributed the quarter-over-quarter increase in new loan production to stronger volumes of C&I lending during the 2019 third quarter. In the year-ago third quarter, new loan originations funded totaled $784.1 million, including SBA loan production of $71.4 million and residential mortgage loan originations of $165.6 million.

SBA 7(a) loan originations totaled $34.4 million for the 2019 third quarter, compared with $37.2 million for the second quarter of 2019 and $52.5 million for the year-ago third quarter. In accordance with the Company’s decision to retain SBA 7(a) loans in its portfolio effective mid-fourth quarter of 2018, there were no sales to the secondary market during the 2019 third or second quarter. In contrast, the Company sold $48.5 million of its SBA 7(a) loans during the 2018 third quarter.

Total sales of mortgage loans amounted to $30.9 million in the 2019 third quarter, compared with $76.2 million in the 2019 second quarter and $45.8 million in the 2018 third quarter. The Company noted that sales of residential mortgage loans for the preceding second quarter included a bulk sale of $44.5 million from the Company’s existing portfolio.

Aggregate loan payoffs and pay downs in the 2019 third quarter remained at higher-than-usual levels at $632.7 million, compared with $598.5 million in the preceding second quarter due to higher payoff volumes. In the 2018 third quarter, aggregate loan payoffs and pay downs totaled $495.3 million. The Company attributed the higher payoff volumes in the 2019 quarters to the competitive business environment, as well as proactive identification and management of potentially problematic credits. Included in the payoff activity of the 2019 third quarter was $36.0 of loans that the Company had reported as criticized and $14.4 million of loans reported as nonaccrual as of June 30, 2019.

Total deposits at September 30, 2019 grew 1% to $12.23 billion from $12.17 billion at June 30, 2019 and increased 2% from $12.05 billion at September 30, 2018. Benefiting from the Company’s deposit initiatives, the increases predominantly reflect a favorable shift in the mix of deposits with higher money market account balances and decreases in higher-cost time deposits. Noninterest bearing demand deposits increased 1% quarter-over-quarter and accounted for

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25% of total deposits at September 30, 2019. Money market and other deposits increased 16% quarter-over-quarter and rose as a percentage of total deposits to 31% at September 30, 2019 from 27% at June 30, 2019.

The favorable mix-shift contributed to a stabilization of deposit costs, and the total cost of deposits was 1.62% for the 2019 third quarter and the preceding second quarter, versus 1.24% for the year-ago third quarter.

Credit Quality

Benefiting from proactive identification and management efforts, the Company reported a second consecutive quarter of considerable improvements in asset quality metrics.

The provision for loan and lease losses for the 2019 third quarter was $2.1 million, compared with $1.2 million for the preceding 2019 second quarter and $7.3 million for the year-ago third quarter.

The Company defines nonperforming loans to include loans on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding purchased credit-impaired loans) and accruing restructured loans.

Nonaccrual loans at September 30, 2019 declined by 35% to $42.2 million from $64.9 million at June 30, 2019 and by 25% from $56.3 million at September 30, 2018. Nonaccrual loans as a percentage of loans receivable improved to 0.35% at September 30, 2019 from 0.54% at June 30, 2019 and 0.47% at September 30, 2018.

Accruing delinquent loans totaled $398,000 at September 30, 2019, compared with $353,000 at June 30, 2019 and $401,000 at September 30, 2018.  Accruing restructured loans at September 30, 2019 decreased 15% to $34.7 million from $40.7 million at June 30, 2019 and decreased 34% from $52.5 million at September 30, 2018. Total nonperforming loans decreased 27% to $77.4 million at September 30, 2019 from $106.0 million at June 30, 2019 and decreased 29% from $109.2 million at September 30, 2018. Total nonperforming loans as a percentage of loans receivable improved to 0.64% at September 30, 2019 from 0.89% at June 30, 2019 and 0.92% at September 30, 2018.

Other real estate owned increased to $19.4 million at September 30, 2019 from $5.6 million at June 30, 2019 and $9.0 million at September 30, 2018. The Company attributed the increase to proactive efforts to workout problem credits.

Following are the components of criticized loan balances as of September 30, 2019, June 30, 2019, and September 30, 2018:

(dollars in thousands) (unaudited)	9/30/2019	6/30/2019	9/30/2018
Special Mention (1)	$139,848	$186,485	$215,586
Classified (1)	268,622	323,842	302,719
Criticized	$408,470	$510,327	$518,305

(1)	Balances include purchased loans which were marked to fair value on the date of acquisition.

The Company noted that, as part of management’s proactive strategies, $26.0 million of substandard loans, after charge offs of $599,000, were transferred to loans held for sale during the 2019 third quarter.

In aggregate, the Company recorded net charge offs of $1.8 million during the 2019 third quarter, or 0.06% of average loans receivable on an annualized basis. This compares with net charge offs of $1.4 million, or 0.05% of average loans receivable on an annualized basis, for the 2019 second quarter. In the 2018 third quarter, the Company recorded net charge offs of $6.5 million, or 0.22% of average loans receivable on an annualized basis.

The allowance for loan and lease losses (“ALLL”) was $93.9 million, $94.1 million and $90.6 million at September 30, 2019, June 30, 2019 and September 30, 2018, respectively. As a percentage of loans receivable (excluding loans held for sale), the ALLL was 0.78%, 0.79% and 0.76% at September 30, 2019, June 30, 2019 and September 30, 2018, respectively. The coverage ratio of the ALLL to nonperforming loans (excluding purchased credit-impaired loans) was 121.37% at September 30, 2019, 88.73% at June 30, 2019 and 82.98% at September 30, 2018.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected

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in accordance with the contractual terms) decreased to $77.3 million at September 30, 2019 from $106.0 million at June 30, 2019 and $109.2 million at September 30, 2018.

Capital

At September 30, 2019, the Company and the Bank continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” financial institution, as summarized in the following table:

(unaudited)	9/30/2019	6/30/2019	9/30/2018	Minimum Guideline for “Well-Capitalized” Bank
Common Equity Tier 1 Capital	11.89%	11.90%	11.61%	6.50%
Tier 1 Leverage Ratio	11.18%	10.94%	10.80%	5.00%
Tier 1 Risk-Based Ratio	12.65%	12.67%	12.38%	8.00%
Total Risk-Based Ratio	13.38%	13.42%	13.10%	10.00%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

(unaudited)	9/30/2019	6/30/2019	9/30/2018
Tangible common equity per share (1)	$12.27	$11.98	$10.96
Tangible common equity to tangible assets (2)	10.43%	10.21%	9.66%

(1)
Tangible common equity represents common equity less goodwill and net other intangible assets. Tangible common equity per share represents tangible common equity divided by the number of shares issued and outstanding. Both tangible common equity and tangible common equity per share are non-GAAP financial measures. A reconciliation of the Company’s total stockholders’ equity to tangible common equity is provided in the accompanying financial information on Table Page 7.

(2)
Tangible assets represent total assets less goodwill and net other intangible assets. Tangible common equity to tangible assets is the ratio of tangible common equity over tangible assets. Tangible common equity to tangible assets is a non-GAAP financial measure. A reconciliation of the Company’s total assets to tangible assets is provided in the accompanying financial information on Table Page 7.

Management reviews tangible common equity to tangible assets ratio in evaluating the Company’s and the Bank’s capital levels and has included these figures and tangible common equity per share figures in response to market participant interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP financial measures is provided in the accompanying financial information.

Stock Repurchase Plan

On July 16, 2019, the Company announced a new $50 million stock repurchase program. During the 2019 third quarter, there were no stock repurchases, and the full amount of the plan remained available at September 30, 2019.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Tuesday, October 22, 2019 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for its third quarter ended September 30, 2019. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available in the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through October 29, 2019, replay access code 10135311.

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About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $15.4 billion in total assets as of September 30, 2019. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 58 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon, New York City, Northern California and Houston; commercial loan production offices in Northern California and Seattle; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Alex Ko EVP & Chief Financial Officer 213-427-6560 alex.ko@bankofhope.com	Angie Yang SVP, Director of Investor Relations & Corporate Communications 213-251-2219 angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2019	6/30/2019	% change	12/31/2018	% change	9/30/2018	% change
Cash and due from banks	$549,356	$609,795	(10)%	$459,606	20%	$522,710	5%
Securities available for sale, at fair value	1,772,322	1,826,903	(3)%	1,846,265	(4)%	1,854,250	(4)%
Federal Home Loan Bank (“FHLB”) stock and other investments	98,848	100,962	(2)%	104,705	(6)%	106,243	(7)%
Loans held for sale, at the lower of cost or fair value	29,627	6,426	361%	25,128	18%	15,023	97%
Loans receivable	12,104,682	11,977,134	1%	12,098,115	—%	11,927,182	1%
Allowance for loan losses	(93,882)	(94,066)	—%	(92,557)	(1)%	(90,629)	(4)%
Net loans receivable	12,010,800	11,883,068	1%	12,005,558	—%	11,836,553	1%
Accrued interest receivable	29,743	33,980	(12)%	32,225	(8)%	33,338	(11)%
Premises and equipment, net	52,604	52,552	—%	53,794	(2)%	55,178	(5)%
Bank owned life insurance	75,968	75,963	—%	75,219	1%	76,081	—%
Goodwill	464,450	464,450	—%	464,450	—%	464,450	—%
Servicing assets	17,865	19,997	(11)%	23,132	(23)%	24,354	(27)%
Other intangible assets, net	12,390	12,947	(4)%	14,061	(12)%	14,677	(16)%
Other assets	265,905	251,784	6%	201,809	32%	226,638	17%
Total assets	$15,379,878	$15,338,827	—%	$15,305,952	—%	$15,229,495	1%

Liabilities:
Deposits	$12,234,750	$12,172,384	1%	$12,155,656	1%	$12,045,619	2%
FHLB advances	625,000	695,000	(10)%	821,280	(24)%	836,637	(25)%
Convertible notes, net	198,211	196,977	1%	194,543	2%	193,332	3%
Subordinated debentures	102,755	102,477	—%	101,929	1%	101,657	1%
Accrued interest payable	38,197	36,987	3%	31,374	22%	31,717	20%
Other liabilities	149,681	139,830	7%	97,959	53%	115,953	29%
Total liabilities	$13,348,594	$13,343,655	—%	13,402,741	—%	$13,324,915	—%

Stockholders’ Equity:
Common stock, $0.001 par value	$136	$136	—%	$136	—%	$136	—%
Capital surplus	1,426,666	1,425,262	—%	1,423,405	—%	1,422,685	—%
Retained earnings	737,209	712,351	3%	662,375	11%	636,080	16%
Treasury stock, at cost	(150,000)	(150,000)	—%	(150,000)	—%	(100,000)	(50)%
Accumulated other comprehensive gain (loss), net	17,273	7,423	133%	(32,705)	N/A	(54,321)	N/A
Total stockholders’ equity	2,031,284	1,995,172	2%	1,903,211	7%	1,904,580	7%
Total liabilities and stockholders’ equity	$15,379,878	$15,338,827	—%	$15,305,952	—%	$15,229,495	1%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000		150,000,000
Common stock shares - outstanding	126,697,925	126,673,822		126,639,912		130,074,103
Treasury stock shares	9,002,453	9,002,453		9,002,453		5,565,696

Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2019	6/30/2019	% change	9/30/2018	% change	9/30/2019	9/30/2018	% change
Interest income:
Interest and fees on loans	$158,115	$158,627	—%	$153,366	3%	$474,878	$437,497	9%
Interest on securities	11,373	11,866	(4)%	11,957	(5)%	35,558	32,957	8%
Interest on federal funds sold and other investments	2,929	2,973	(1)%	2,503	17%	8,577	7,692	12%
Total interest income	172,417	173,466	(1)%	167,826	3%	519,013	478,146	9%

Interest expense:
Interest on deposits	49,057	48,826	—%	37,022	33%	144,730	92,481	56%
Interest on other borrowings and convertible notes	7,102	7,419	(4)%	7,657	(7)%	21,196	19,631	8%
Total interest expense	56,159	56,245	—%	44,679	26%	165,926	112,112	48%

Net interest income before provision for loan losses	116,258	117,221	(1)%	123,147	(6)%	353,087	366,034	(4)%
Provision for loan losses	2,100	1,200	75%	7,300	(71)%	6,300	12,100	(48)%
Net interest income after provision for loan losses	114,158	116,021	(2)%	115,847	(1)%	346,787	353,934	(2)%

Noninterest income:
Service fees on deposit accounts	4,690	4,416	6%	4,569	3%	13,423	13,983	(4)%
Net gains on sales of SBA loans	—	—	—%	2,331	(100)%	—	9,261	(100)%
Net gains on sales of other loans	804	1,066	(25)%	477	69%	2,611	2,104	24%
Net gains on sales of securities available for sale	153	129	19%	—	100%	282	—	100%
Other income and fees	7,348	6,676	10%	6,070	21%	20,388	23,218	(12)%
Total noninterest income	12,995	12,287	6%	13,447	(3)%	36,704	48,566	(24)%

Noninterest expense:
Salaries and employee benefits	41,607	39,297	6%	36,969	13%	121,333	116,929	4%
Occupancy	7,703	7,839	(2)%	7,837	(2)%	23,219	22,494	3%
Furniture and equipment	3,851	4,026	(4)%	3,710	4%	11,323	11,454	(1)%
Advertising and marketing	2,377	2,245	6%	1,986	20%	6,684	7,022	(5)%
Data processing and communications	2,821	2,587	9%	3,513	(20)%	8,364	10,582	(21)%
Professional fees	5,241	5,959	(12)%	3,950	33%	16,580	11,530	44%
FDIC assessment	—	1,559	(100)%	1,788	(100)%	3,110	5,166	(40)%
Credit related expenses	1,031	1,549	(33)%	658	57%	3,258	2,356	38%
OREO (income) expense, net	(743)	83	N/A	(56)	1,227%	(812)	(115)	606%
Other	6,107	6,227	(2)%	7,100	(14)%	19,140	20,119	(5)%
Total noninterest expense	69,995	71,371	(2)%	67,455	4%	212,199	207,537	2%
Income before income taxes	57,158	56,937	—%	61,839	(8)%	171,292	194,963	(12)%
Income tax provision	14,566	14,256	2%	15,461	(6)%	43,261	49,823	(13)%
Net income	$42,592	$42,681	—%	$46,378	(8)%	$128,031	$145,140	(12)%

Earnings Per Common Share:
Basic	$0.34	$0.34		$0.36		$1.01	$1.09
Diluted	$0.34	$0.34		$0.36		$1.01	$1.09

Average Shares Outstanding:
Basic	126,685,921	126,658,509		130,268,992		126,661,798	132,930,437
Diluted	127,007,469	126,870,455		130,525,474		126,895,970	133,214,069

Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	For the Three Months Ended (Annualized)			For the Nine Months Ended (Annualized)
Profitability measures:	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
ROA	1.12%	1.12%	1.24%	1.12%	1.32%
ROE	8.47%	8.71%	9.76%	8.69%	10.09%
ROTCE [1]	11.11%	11.51%	13.06%	11.48%	13.46%
Net interest margin	3.25%	3.31%	3.47%	3.31%	3.58%
Efficiency ratio	54.15%	55.11%	49.38%	54.44%	50.06%
Noninterest expense / average assets	1.85%	1.88%	1.80%	1.86%	1.89%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

	Three Months Ended			Nine Months Ended
Pre-tax acquisition accounting adjustments and merger-related expenses:	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
Accretion on purchased non-impaired loans	$2,046	$1,799	$2,969	$6,011	$9,355
Accretion on purchased credit-impaired loans	5,234	6,848	5,239	17,916	16,970
Amortization of premium on low income housing tax credits	(75)	(76)	(84)	(227)	(253)
Amortization of premium on acquired FHLB borrowings	—	—	357	1,280	1,056
Accretion of discount on acquired subordinated debt	(278)	(275)	(271)	(826)	(804)
Amortization of premium on acquired time deposits and savings	—	—	—	—	1
Amortization of core deposit intangibles	(557)	(557)	(615)	(1,671)	(1,846)
Total acquisition accounting adjustments	6,370	7,739	7,595	22,483	24,479
Merger-related expenses	—	—	—	—	7
Total	$6,370	$7,739	$7,595	$22,483	$24,486

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2019			6/30/2019			9/30/2018
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$11,911,658	$158,115	5.27%	$11,959,920	$158,627	5.32%	$11,781,091	$153,366	5.16%
Securities available for sale	1,798,239	11,373	2.51%	1,804,677	11,866	2.64%	1,844,493	11,957	2.57%
FHLB stock and other investments	482,952	2,929	2.41%	460,623	2,973	2.59%	446,390	2,503	2.22%
Total interest earning assets	$14,192,849	$172,417	4.82%	$14,225,220	$173,466	4.89%	$14,071,974	$167,826	4.73%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,450,749	$15,802	1.82%	$3,094,179	$14,019	1.82%	$3,237,673	$11,526	1.41%
Savings	252,780	675	1.06%	225,978	608	1.08%	228,218	486	0.84%
Time deposits	5,368,753	32,580	2.41%	5,784,980	34,199	2.37%	5,344,464	25,010	1.86%
Total interest bearing deposits	9,072,282	49,057	2.15%	9,105,137	48,826	2.15%	8,810,355	37,022	1.67%
FHLB advances	632,500	3,112	1.95%	706,044	3,384	1.92%	837,412	3,703	1.75%
Convertible debt	197,410	2,322	4.60%	196,244	2,310	4.66%	192,541	2,299	4.67%
Subordinated debentures	98,690	1,668	6.61%	98,406	1,725	6.93%	97,589	1,655	6.64%
Total interest bearing liabilities	$10,000,882	$56,159	2.23%	$10,105,831	$56,245	2.23%	$9,937,897	$44,679	1.78%
Noninterest bearing demand deposits	2,958,233			2,947,476			3,041,489
Total funding liabilities/cost of funds	$12,959,115		1.72%	$13,053,307		1.73%	$12,979,386		1.37%
Net interest income/net interest spread		$116,258	2.59%		$117,221	2.66%		$123,147	2.95%
Net interest margin			3.25%			3.31%			3.47%

Cost of deposits:
Noninterest bearing demand deposits	$2,958,233	$—	—%	$2,947,476	$—	—%	$3,041,489	$—	—%
Interest bearing deposits	9,072,282	49,057	2.15%	9,105,137	48,826	2.15%	8,810,355	37,022	1.67%
Total deposits	$12,030,515	$49,057	1.62%	$12,052,613	$48,826	1.62%	$11,851,844	$37,022	1.24%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2019			9/30/2018
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$11,985,936	$474,878	5.30%	$11,416,238	$437,497	5.12%
Securities available for sale	1,810,068	35,558	2.63%	1,750,802	32,957	2.52%
FHLB stock and other investments	450,028	8,577	2.55%	506,802	7,692	2.03%
Total interest earning assets	$14,246,032	$519,013	4.87%	$13,673,842	$478,146	4.68%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$3,197,313	$42,807	1.79%	$3,327,101	$30,828	1.24%
Savings	234,203	1,848	1.05%	230,909	1,352	0.78%
Time deposits	5,694,778	100,075	2.35%	4,932,912	60,301	1.63%
Total interest bearing deposits	9,126,294	144,730	2.12%	8,490,922	92,481	1.46%
FHLB advances	715,814	$9,110	1.70%	885,332	11,453	1.73%
Convertible debt	196,217	6,930	4.66%	99,212	3,498	4.65%
Subordinated debentures	98,410	5,156	6.91%	97,320	4,680	6.34%
Total interest bearing liabilities	$10,136,735	$165,926	2.19%	$9,572,786	$112,112	1.57%
Noninterest bearing demand deposits	2,931,080			3,012,501
Total funding liabilities/cost of funds	$13,067,815		1.70%	$12,585,287		1.19%
Net interest income/net interest spread		$353,087	2.68%		$366,034	3.11%
Net interest margin			3.31%			3.58%

Cost of deposits:
Noninterest bearing demand deposits	$2,931,080	$—	—%	$3,012,501	$—	—%
Interest bearing deposits	9,126,294	144,730	2.12%	8,490,922	92,481	1.46%
Total deposits	$12,057,374	$144,730	1.60%	$11,503,423	$92,481	1.07%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2019	6/30/2019	% change	9/30/2018	% change	9/30/2019	9/30/2018	% change
Loans receivable, including loans held for sale	$11,911,658	$11,959,920	—%	$11,781,091	1%	$11,985,936	$11,416,238	5%
Investments	2,281,191	2,265,300	1%	2,290,883	—%	2,260,096	2,257,604	—%
Interest earning assets	14,192,849	14,225,220	—%	14,071,974	1%	14,246,032	13,673,842	4%
Total assets	15,154,661	15,185,495	—%	15,019,224	1%	15,209,668	14,613,094	4%

Interest bearing deposits	9,072,282	9,105,137	—%	8,810,355	3%	9,126,294	8,490,922	7%
Interest bearing liabilities	10,000,882	10,105,831	(1)%	9,937,897	1%	10,136,735	9,572,786	6%
Noninterest bearing demand deposits	2,958,233	2,947,476	—%	3,041,489	(3)%	2,931,080	3,012,501	(3)%
Stockholders’ equity	2,010,458	1,960,500	3%	1,899,853	6%	1,964,146	1,917,696	2%
Net interest earning assets	4,191,967	4,119,389	2%	4,134,077	1%	4,109,297	4,101,056	—%

LOAN PORTFOLIO COMPOSITION:	9/30/2019	6/30/2019	% change	12/31/2018	% change	9/30/2018	% change
Commercial loans	$2,643,836	$2,432,068	9%	$2,324,820	14%	$2,318,213	14%
Real estate loans	8,587,943	8,630,852	—%	8,721,600	(2)%	8,639,857	(1)%
Consumer and other loans	870,734	913,087	(5)%	1,051,486	(17)%	969,835	(10)%
Loans outstanding	12,102,513	11,976,007	1%	12,097,906	—%	11,927,905	1%
Unamortized deferred loan costs (fees), net	2,169	1,127	92%	209	938%	(723)	N/A
Loans, net of deferred loan fees and costs	12,104,682	11,977,134	1%	12,098,115	—%	11,927,182	1%
Allowance for loan losses	(93,882)	(94,066)	—%	(92,557)	1%	(90,629)	4%
Loan receivable, net	$12,010,800	$11,883,068	1%	$12,005,558	—%	$11,836,553	1%

REAL ESTATE LOANS BY PROPERTY TYPE:	9/30/2019	6/30/2019	% change	12/31/2018	% change	9/30/2018	% change
Retail buildings	$2,304,346	$2,295,569	—%	$2,379,589	(3)%	$2,388,343	(4)%
Hotels/motels	1,664,311	1,670,758	—%	1,694,696	(2)%	1,663,543	—%
Gas stations/car washes	911,494	953,977	(4)%	980,619	(7)%	964,019	(5)%
Mixed-use facilities	743,428	739,467	1%	698,779	6%	694,961	7%
Warehouses	949,336	936,934	1%	966,413	(2)%	927,767	2%
Multifamily	473,640	460,572	3%	453,555	4%	457,282	4%
Other	1,541,388	1,573,575	(2)%	1,547,949	—%	1,543,942	—%
Total	$8,587,943	$8,630,852	—%	$8,721,600	(2)%	$8,639,857	(1)%

DEPOSIT COMPOSITION	9/30/2019	6/30/2019	% change	12/31/2018	% change	9/30/2018	% change
Noninterest bearing demand deposits	$3,033,371	$3,009,218	1%	$3,022,633	—%	$3,020,819	—%
Money market and other	3,752,274	3,238,947	16%	3,036,653	24%	3,247,420	16%
Saving deposits	259,454	243,859	6%	225,746	15%	229,081	13%
Time deposits	5,189,651	5,680,360	(9)%	5,870,624	(12)%	5,548,299	(6)%
Total deposit balances	$12,234,750	$12,172,384	1%	$12,155,656	1%	$12,045,619	2%

DEPOSIT COMPOSITION (%)	9/30/2019	6/30/2019		12/31/2018		9/30/2018
Noninterest bearing demand deposits	24.8%	24.7%		24.9%		25.1%
Money market and other	30.7%	26.6%		25.0%		27.0%
Saving deposits	2.1%	2.0%		1.8%		1.9%
Time deposits	42.4%	46.7%		48.3%		46.0%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL RATIOS:	9/30/2019	6/30/2019	12/31/2018	9/30/2018
Total stockholders’ equity	$2,031,284	$1,995,172	$1,903,211	$1,904,580
Common Equity Tier 1 ratio	11.89%	11.90%	11.44%	11.61%
Tier 1 risk-based capital ratio	12.65%	12.67%	12.21%	12.38%
Total risk-based capital ratio	13.38%	13.42%	12.94%	13.10%
Tier 1 leverage ratio	11.18%	10.94%	10.55%	10.80%
Total risk weighted assets	$12,951,936	$12,715,685	$12,749,403	$12,747,343
Book value per common share	$16.03	$15.75	$15.03	$14.64
Tangible common equity to tangible assets [1]	10.43%	10.21%	9.61%	9.66%
Tangible common equity per share [1]	$12.27	$11.98	$11.25	$10.96

[1] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	Three Months Ended			Nine Months Ended
	9/30/2019	6/30/2019	9/30/2018	9/30/2019	9/30/2018
RETURN ON AVERAGE TANGIBLE COMMON EQUITY
Average stockholders’ equity	$2,010,458	$1,960,500	$1,899,853	$1,964,146	$1,917,696
Less: Goodwill and core deposit intangible assets, net	(477,159)	(477,736)	(479,501)	(477,730)	(480,119)
Average tangible common equity	$1,533,299	$1,482,764	$1,420,352	$1,486,416	$1,437,577

Net Income	$42,592	$42,681	$46,378	$128,031	$145,140
Return on average tangible common equity	11.11%	11.51%	13.06%	11.48%	13.46%

	Three Months Ended
	9/30/2019	6/30/2019	12/31/2018	9/30/2018
TANGIBLE COMMON EQUITY
Total stockholders’ equity	$2,031,284	$1,995,172	$1,903,211	$1,904,580
Less: Goodwill and core deposit intangible assets, net	(476,840)	(477,397)	(478,511)	(479,127)
Tangible common equity	$1,554,444	$1,517,775	$1,424,700	$1,425,453

Total assets	$15,379,878	$15,338,827	$15,305,952	$15,229,495
Less: Goodwill and core deposit intangible assets, net	(476,840)	(477,397)	(478,511)	(479,127)
Tangible assets	$14,903,038	$14,861,430	$14,827,441	$14,750,368

Common shares outstanding	126,697,925	126,673,822	126,639,912	130,074,103

Tangible common equity to tangible assets	10.43%	10.21%	9.61%	9.66%
Tangible common equity per share	$12.27	$11.98	$11.25	$10.96

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR LOAN LOSSES CHANGES:	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Balance at beginning of period	$94,066	$94,217	$92,557	$90,629	$89,881	$92,557	$84,541
Provision for loan losses	2,100	1,200	3,000	2,800	7,300	6,300	12,100
Recoveries	780	725	1,292	805	315	2,797	3,186
Charge offs	(2,602)	(2,076)	(1,754)	(1,677)	(6,867)	(6,432)	(9,198)
PCI allowance adjustment	(462)	—	(878)	—	—	(1,340)	—
Balance at end of period	$93,882	$94,066	$94,217	$92,557	$90,629	$93,882	$90,629
Net charge offs/average loans receivable (annualized)	0.06%	0.05%	0.02%	0.03%	0.22%	0.04%	0.07%

ALLOWANCE FOR LOAN LOSSES COMPOSITION:	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Legacy loans [1]	$82,267	$81,606	$80,953	$78,259	$75,364
Purchased non-impaired loans [2]	3,239	3,376	2,948	2,135	2,411
Purchased credit-impaired loans [2]	8,376	9,084	10,316	12,163	12,854
Total allowance for loan losses	$93,882	$94,066	$94,217	$92,557	$90,629

[1] Legacy loans include loans originated by the Bank’s predecessor banks, loans originated by Bank of Hope and loans that were acquired that have been refinanced as new loans.
[2] Purchased loans were marked to fair value at acquisition date, and the allowance for loan losses reflects provisions for credit deterioration since the acquisition date.

	Three Months Ended					Nine Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE:	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018	9/30/2019	9/30/2018
Real estate loans	$951	$(388)	$(1,067)	$123	$6,004	$(504)	$5,577
Commercial loans	596	1,399	1,250	436	230	3,245	(428)
Consumer loans	275	340	279	313	318	894	863
Total net charge offs	$1,822	$1,351	$462	$872	$6,552	$3,635	$6,012

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Loans on nonaccrual status [3]	$42,235	$64,934	$86,637	$53,286	$56,299
Delinquent loans 90 days or more on accrual status [4]	398	353	387	1,529	401
Accruing troubled debt restructured loans	34,717	40,731	45,204	50,410	52,521
Total nonperforming loans	77,350	106,018	132,228	105,225	109,221
Other real estate owned	19,374	5,644	6,258	7,754	8,981
Total nonperforming assets	$96,724	$111,662	$138,486	$112,979	$118,202
Nonperforming assets/total assets	0.63%	0.73%	0.90%	0.74%	0.78%
Nonperforming assets/loans receivable & OREO	0.80%	0.93%	1.15%	0.93%	0.99%
Nonperforming assets/total capital	4.76%	5.60%	7.12%	5.94%	6.21%
Nonperforming loans/loans receivable	0.64%	0.89%	1.10%	0.87%	0.92%
Nonaccrual loans/loans receivable	0.35%	0.54%	0.72%	0.44%	0.47%
Allowance for loan losses/loans receivable	0.78%	0.79%	0.78%	0.77%	0.76%
Allowance for loan losses/nonaccrual loans	222.28%	144.86%	108.75%	173.70%	160.98%
Allowance for loan losses/nonperforming loans	121.37%	88.73%	71.25%	87.96%	82.98%
Allowance for loan losses/nonperforming assets	97.06%	84.24%	68.03%	81.92%	76.67%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $37.3 million, $32.1 million, $30.5 million, $29.2 million, and $23.1 million at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

[4]    Excludes purchased credit impaired loans that are delinquent 90 or more days totaling $15.5 million, $17.6 million, $18.4 million, $14.1 million, and $16.6 million at at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018, respectively.

BREAKDOWN OF ACCRUING TROUBLED DEBT RESTRUCTURED LOANS:	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Retail buildings	$3,221	$2,919	$2,965	$3,085	$3,112
Gas stations/car washes	233	241	255	267	—
Mixed-use facilities	3,200	3,223	3,254	5,956	5,994
Warehouses	10,449	11,246	11,315	7,188	7,219
Other [5]	17,614	23,102	27,415	33,914	36,196
Total	$34,717	$40,731	$45,204	$50,410	$52,521

[5] Includes commercial business, consumer, and other loans

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Legacy
30 - 59 days	$14,229	$16,405	$30,971	$23,846	$26,872
60 - 89 days	4,164	718	1,227	218	2,773
Total	$18,393	$17,123	$32,198	$24,064	$29,645

Acquired
30 - 59 days	$11,052	$1,508	$2,717	$1,094	$5,240
60 - 89 days	371	577	—	406	18
Total	$11,423	$2,085	$2,717	$1,500	$5,258

Total accruing delinquent loans 30-89 days past due	$29,816	$19,208	$34,915	$25,564	$34,903

Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Legacy
Real estate loans	$9,707	$9,580	$12,324	$2,352	$13,275
Commercial loans	2,004	1,755	2,711	5,159	986
Consumer loans	6,682	5,788	17,163	16,553	15,384
Total	$18,393	$17,123	$32,198	$24,064	$29,645

Acquired
Real estate loans	$10,865	$214	$1,371	$905	$4,703
Commercial loans	278	77	374	595	555
Consumer loans	280	1,794	972	—	—
Total	$11,423	$2,085	$2,717	$1,500	$5,258

Total accruing delinquent loans 30-89 days past due	$29,816	$19,208	$34,915	$25,564	$34,903

NONACCRUAL LOANS BY TYPE	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Real estate loans	$27,920	$42,921	$58,030	$33,719	$35,614
Commercial loans	11,242	18,997	27,042	18,128	19,119
Consumer loans	3,073	3,016	1,565	1,439	1,566
Total nonaccrual loans	$42,235	$64,934	$86,637	$53,286	$56,299

CRITICIZED LOANS	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Legacy
Special mention	$101,892	$147,050	$154,671	$121,622	$177,563
Substandard	184,518	202,676	223,511	193,494	171,767
Doubtful	17	—	—	—	429
Loss	—	—	351	—	1
Total criticized loans - legacy	$286,427	$349,726	$378,533	$315,116	$349,760

Acquired
Special mention	$37,956	$39,435	$50,702	$41,467	$38,023
Substandard	84,087	121,165	129,122	124,421	130,078
Doubtful	—	—	218	377	444
Loss	—	1	—	35	—
Total criticized loans - acquired	$122,043	$160,601	$180,042	$166,300	$168,545

Total criticized loans	$408,470	$510,327	$558,575	$481,416	$518,305

Table Page 10